EXHIBIT 10.2


Equastone Views, LLC
8910 University Center Lane, Suite 500
San Diego, CA 92122

June 27, 2006

(I)Structure, LLC
c/o Infocrossing, Inc.
2 Christie Heights Street
Leonia, NJ  07605

Re: Lease, dated as of the date hereof (the "Lease") by and between Equastone Views, LLC, as landlord ("Landlord"), and (I) Structure, LLC, as tenant ("Tenant")

Ladies & Gentlemen:

Reference is made to the Lease. Unless otherwise defined herein capitalized terms used in this letter agreement shall have the meanings ascribed such terms in the Lease.

Landlord and Tenant acknowledge that the provisions of Exhibit A shall supplement the provisions of the Lease.

Landlord and Tenant further acknowledge that pursuant to the Lease, the Allowance may, at Tenant's option, be applied to the Tenant Work, in accordance with the terms thereof. In furtherance thereof, Landlord and Tenant hereby agree that, in the event Landlord and Tenant agree on the Completion Cost with respect to Landlord's Work, then notwithstanding that the portion of the Allowance on account of the Completion Cost is not due or payable under the Work Letter or that Landlord's Work is not yet Substantially Complete, then the Allowance, less 110% of such agreed upon Completion Cost, may, at Tenant's option, be applied and disbursed to the costs of Tenant Work upon the delivery of written request therefor from Tenant to Landlord.

Each such written request shall (a) set forth a description of the Tenant Work for which such disbursement is required, (b) attach such invoices or purchase orders as may reasonably be required in order to substantiate the description of the Tenant Work, (c) provide the name and address of the payee of such portion of the Allowance (which may, from time to time, be Tenant), and (d), if such written request relates to the performance of work at the Premises, (i) a lien waiver from the contractor performing such work (which may be conditioned upon receipt of payment) and (ii) a certificate from Tenant or Tenant's architect or other consultant that such work has been substantially completed to the satisfaction of Tenant.

Subject to the foregoing, Landlord shall disburse to Tenant the such portion of the Allowance as set forth in such request within fifteen (15) days after receipt thereof.

In addition to the foregoing, and notwithstanding anything to the contrary set forth in the Lease, (A) the construction management fee payable by Tenant to Landlord with respect to the Landlord Work shall equal five percent (5%) of the cost thereof, (B) the construction management fee payable by Tenant to Landlord with respect to the Tenant's Work for which Landlord supervision is required (i.e., where actual work shall be performed on the Premises) shall equal two percent (2%) of the cost thereof, and (C) no construction management fee shall be payable by Tenant to Landlord with respect to any of the Tenant's Work for which no Landlord supervision is required (e.g., purchase of equipment and payment to third party vendors for services rendered outside of the Premises).

Except as expressly set forth herein, the terms of the Lease remain unmodified, and in full force and effect, and are expressly ratified and confirmed by the parties hereto.

Please indicate your agreement with the foregoing by signing in the space provided below and by returning a copy of this letter agreement to the undersigned.

Very truly yours,

EQUASTONE LOWRY, LLC

By:   Equastone Manager CO, LLC, manager


By:      /s/ Roger C. Simsiman
         --------------------------------------------
         Roger C. Simsiman, Chief Operating Officer


By:      /s/ Todd S. Parker
         -----------------------------------------------------
         Todd S. Parker, Executive Vice President


Accepted and Agreed:

(I)Structure, LLC


By:      /s/ Mike Jones
         -----------------------------------------------------
         Mike Jones, President of IT

EXHIBIT A
                            Supplementary Provisions

1. As long as Tenant is entitled to possession of the Premises, Tenant shall have the nonexclusive right without additional charge for Base Rent, to install on the roof of the Building antenna, microwave dishes, and other telecommunications conduit and equipment (collectively, the "Telecommunications Equipment") necessary for the conduct of Tenant's business, and to connect the Telecommunications Equipment to the Premises (A) with Landlord's prior written consent and after submission of plans therefor to Landlord, (B) subject to the requirements of applicable zoning and other land use ordinances, rules or regulations, and any applicable restrictive covenants, and (C) subject to such conditions as may be imposed by Landlord in its sole discretion as to the location, number and size of the antennae, satellite dishes and other Telecommunications Equipment.

2. As long as Tenant is entitled to possession of the Premises, Tenant shall have the nonexclusive right without additional charge for Base Rent, to install a generator system (the "Generator Equipment") in or about the Premises or the Building, as may be required for the proper conduct of Tenant's business in the Premises, and to connect the Generator Equipment to the Premises (A) with Landlord's prior written consent and after submission of plans therefor to Landlord, (B) subject to the requirements of applicable zoning and other land use ordinances, rules or regulations, and any applicable restrictive covenants, and (C) subject to such conditions as may be imposed by Landlord in its sole discretion as to the location and size of the Generator Equipment.

3. With respect to Telecommunications Equipment and the Generator Equipment:

         (A) Tenant shall operate the Telecommunications Equipment in a manner that will not cause interference with any equipment operated by other tenants or licensees of the Property, the installation of which preceded the installation of the Telecommunications Equipment of Tenant which interferes with it. All operations of Telecommunications Equipment by Tenant shall be in compliance with all Federal Communications Commission requirements.

         (B) (a) Each installation shall be installed in a good and workmanlike manner and in accordance with all applicable laws, rules and regulations and restrictive covenants of record, and in accordance with the plans and specifications approved in advance by Landlord; (b) Tenant shall provide Landlord with reasonable advance notice of any work that will be performed and afford Landlord the opportunity to be present for all such work; provided that only subsequent notice within a reasonable time shall be required in the case of an emergency that presents immediate danger to Tenant, or its employees, invitees or personal property; (c) Tenant shall keep and maintain liability insurance and property damage insurance with respect to the equipment to be installed that names Landlord as an additional insured and that otherwise complies with the other terms of this Lease; (d) the installation work for the equipment to be installed shall be performed in a lien free manner and shall bond off or discharge any other liens or encumbrances that arise out of or are related to any of the work performed on such equipment within thirty (30) days after the filing thereof or ten (10) days after notice from Landlord thereof;
(e) Tenant shall be responsible for and shall pay for and repair any damage to the Premises, the Building or the Property that arises out of the installation, maintenance, replacement or repair of such equipment, and at the expiration or termination of the Term, Tenant shall be responsible for, and shall pay for any necessary repairs resulting from the removal of such equipment; (f) if requested by Landlord, Tenant shall cause such work to be done by contractors approved by Landlord, which approval shall not be unreasonably withheld by Landlord; (g) Tenant hereby indemnifies Landlord against and agrees to hold Landlord harmless from and against any and all losses, costs, expenses, judgments, liabilities, suits and the like (including, without limitation court costs and attorneys' fees) arising out of or related to the use, operation, installation, repair, maintenance and replacement of such equipment; (h) Tenant shall not license or lease the Telecommunications Equipment or any bandwidth capacity of the Telecommunications Equipment to any third party, including, but not limited to any subtenants or assignees (other than permitted subtenants or assignees without consent); (i) if required by Landlord, the Telecommunications Equipment and the Generator Equipment, at Tenant's cost and expense, shall be screened with a material similar to the exterior of the Building so as to cause the screening to appear to be part of the Building; (j) Tenant shall remove the Telecommunications Equipment and the Generator Equipment prior to the expiration or earlier termination of the Lease; (k) Tenant agrees and acknowledges that Landlord has no obligation to ensure or guaranty that Tenant will be able to obtain the necessary connections to public streets, utilities or other property as necessary for the operation of Tenant's Telecommunications Equipment and the Generator Equipment in the Building and that it shall be solely the responsibility of Tenant to negotiate agreements with public utilities and/or third parties to provide these connections; (l) Tenant warrants and represents that neither its Telecommunications Equipment nor the installation thereof will interfere with the computer, software, communication, information or other electronic equipment or systems of any other tenant or telecommunications provider or occupant of the Building existing in or on the roof of the Building or elsewhere in the Project prior to Tenant's installation of equipment hereunder, and Landlord shall not be liable in any manner for claims for expenses, damages or loss resulting from any transmission or operational interference of the Telecommunications Equipment; and (m) a separate electrical sub-meter shall be installed with respect to the Generator Equipment at Tenant's sole cost and expense and Tenant shall be billed directly for Landlord's costs (if any) of providing such electrical service.

3. Landlord represents and warrants that to best knowledge of Landlord the Building Complex currently conforms to all applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building.